                              Board of Government of the Federal Reserve System OMB Number: 7100-0036
                              Federal Deposit Insurance Corporation
                              OMB Number: 306_1.0052
                              Office of the Comptroller of the Currency
                              OMB Number: 1557-0081                   Exhibit 7
                              Expires March 31, 2001
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Federal Financial Institutions Examination Council
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                                                                           -----
                                                                             1
                                                                           -----
                              Please refer to page 1. Table of Contents, for the required disclosure of estimated burden.
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Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices - FFIEC 031

Report at the close of business March 31, 1999

This report is required by law: 12 U.S.C. (S)324 (State member banks); 12 U.S.C. (S)1817 (State nonmember banks):
and 12 U.S.C. (S)161 (National banks).

                                    19990331
                                   -----------
                                   (RCRI 9999)
This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions. Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

--------------------------------------------------------------------------------
NOTE: The Reports of Condition and income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Bank.

I, WILLIAM TITUS, VICE PRESIDENT
--------------------------------
   Name and title of Officer Authorized to Sign Report:

of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

     /s/ William Titus
----------------------------------------------
Signature of Officer Authorized to sign Report

         April 30, 1999
----------------------------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (includIng the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/
----------------------------------------------
Director (Trustee)

/s/
----------------------------------------------
Director (Trustee)

/s/
----------------------------------------------
Director (Trustee)

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Submission of Reports

Each bank must prepare its Reports of Condition and Income either:

(a) in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data Systems Corporation
     (EDS), by modem or on computer diskette: or

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That Party

       (if other than EDS) must transmit the bank's computer data file to EDS.

     For electronic filing assistance, contact EDS Call Report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571,

     To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the completed report that the bank places in its files.

FDIC Certificate Number:  06559           Bank One, NA
                        (RCRI 9050)       ----------------------------------------------
                                          Legal Title of Bank (TEXT 9010)

                                          Columbus
                                          ----------------------------------------------
                                          City (TEXT 9130)

                                          OH                        43271
                                          ----------------------------------------------
                                          State Abbrev. (TEXT 9200) Zip Code (Text 9220)




Bank One. NA                                            Call Date:       03/31/1999     State #                  FFIEC 031
10 East Broad Street, OHI-1-1066                        Vendor ID:       D              Car   #        065S9       RC-1
Columbus; OH 43271                                      Transit #:       04400037
Transmitted to EDS as 0013864 on O4/30/99 at 12:15:05 CST

                                                                          ------
                                                                            11
                                                                          ------

Consolidated Report of Condition for Insured Commercial
Fund State-Chartered Savings Banks for March 31, 1999

                                                                       Exhibit 7

I schedules are to be reported in thousands of dollars. Unless otherwise indicated, part the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------
ASSETS
Cash and balances due from depository institutions (from Schedule RC-A);        RCFD
                                                                                ----    ----------
a. Noninterest-bearing balances and currency and coin (1)                       0081       979,173     1.a
                                                         -----------------------        ----------
b. Interest-bearing balances (2)                                                0071         1,100     1.b
                                ------------------------------------------------        ----------
Securities:
a. Held-to-maturity securities (from Schedule PC.D, column A)                   1754             0     2.a
                                                             -------------------        ----------
b. Available-for-sale securities (from Schedule RC-EI, column D                 1773     1,631,620     2.b
                                                                ----------------        ----------
Federal funds sold and securities purchased under agreements to resell          1350     4,161,680     3
                                                                      ----------        ----------
Loans and lease financing receivables:                                RCFD
                                                                      ----  ----------
a. Loans and leases. net of unearned income (from Schedule RC-C)      2122  19,814,210                 4.a
                                                                ------      ----------
b. LESS; Allowance for loan and lease losses                          3123     375,664                 4.b
                                            --------------------------      ----------
c. LESS; Allocated transfer risk reserve                              3128           0                 4.c
                                        ------------------------------
d. Loans and leases, net of unearned income,                                    RCFD
                                                                                ----    ----------
   allowance, and reserve (Item 4,a minus 4.b and 4.c)                          2125    19,438,548     4.d
                                                     ---------------------------        ----------
Trading assets (from Schedule RC-D)                                             3545             0     5.
                                   --------------------------------------------         ----------
Premises and fixed assets (including capitalized leases)                        2145       329,151     6.
                                                        ------------------------        ----------
Other real estate owned (from Schedule RC-NI)                                   2450        14,928     7.
                                             -----------------------------------        ----------
Investments in unconsolidated subsidiaries and associated companies
 (from Schedule RG-M)                                                           2130       183,482     8.
                     ----------------------------------------------------------         ----------
Customers' liability to this bank on acceptances outstanding                    2155             0     9.
                                                            --------------------        ----------
Intangible assets (from Schedule RC-M)                                          2143        85,733     10.
                                      ------------------------------------------        ----------
Other assets (from Schedule RC-F)                                               2180     1,800,805     11.
                                 -----------------------------------------------        ----------
Total assets (sum of items 1 through 11)                                        2170    28,625,218     12.
                                        ----------------------------------------        ----------

------------------
Includes cash items in process of collection and unposted debits.
Includes time certificates of deposit not held for trading.


Bank One. NA                                            Call Date:       03/31/1999     State #                  FFIEC 031
10 East Broad Street, OH1-1066                          Vendor ID        D              Car   #        06559       RC-2
Columbus; OH 43271                                      Transit #:       04400037
Transmitted to EDS as 0013864 on 04/30/99 at 12:15:05 CST

                                                                          ------
                                                                            12
                                                                          ------
Schedule RC - Continued
                                                                       Exhibit 7
                                                 Dollar Amounts in Thousands
----------------------------------------------------------------------------

LIABILITIES
3. Deposits:                                                                                      RCON
   a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,                   ----      ----------
      part I)                                                                   RCON              2200      14,763,575        13.a
             -----------------------------------------------------------------------  ----------            ----------
      (1) Noninterest-bearing (1)                                               5631   4,207,238                              13.a.1
                                 -----------------------------------------------      ----------
      (2) Interest-bearing                                                      5636  10,556,337                              13.a.2
                          ------------------------------------------------------      ----------
   b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from                         RCFIN
                                                                                                  -----     ----------
       Schedule RC-E, part II)                                                  RCFN              2200       1,007,469        13.b
                              ------------------------------------------------------                        ----------
      (1) Noninterest-bearing                                                   6631           0                              13.b.1
                             ---------------------------------------------------      ----------
      (2) Interest-bearing                                                      6636   1,007,469  RCFD                        13.b.2
                          ------------------------------------------------------      ----------  ----      ----------
4. Federal funds purchased and securities sold under agreements to repurchase                     2800       2,704,981        14
                                                                             -------------------            ----------
                                                                                                  RCON
                                                                                                  ----      ----------
5. a. Demand notes issued to the U.S. Treasury                                                    2840          60,010        15.a
                                              --------------------------------------------------            ----------
                                                                                                  RCFD
                                                                                                  ----      ----------
   b. Trading liabilities (from Schedule RC-D)                                                    3548               0        15.b
                                              --------------------------------------------------  ----      ----------
6. Other borrowed money (includes mortgage indebtedness and
   obligation under capitalized leases):                                                                    ----------
   a. With a remaining majority of one year or less                                               2332       5,696,977        16.a
                                                   ---------------------------------------------  ----      ----------
   b. With a remaining maturity of more than one year through three years                         A547          55,097        16.b
                                                                         -----------------------  ----      ----------
   c. With a remaining maturity of more than three years                                          A548         590,237        16.c
                                                        ----------------------------------------  ----      ----------
7. Not applicable
8. Bank's liability on acceptance executed and outstanding                                        2920               0        18
                                                          --------------------------------------  ----      ----------
9. Subordinated notes and debentures(2)                                                           3200         779,193        19
                                       ---------------------------------------------------------  ----      ----------
10. Other liabilities (from Schedule RC-G)                                                        2930       1,054,051        20
                                          ------------------------------------------------------  ----      ----------
11. Total liabilities (sum of items 13 through 20)                                                2948      26,711,590        21
                                                  ----------------------------------------------            ----------
12. Not applicable
EQUITY CAPITAL                                                                                              ----------
13. Perpetual preferred stock and related surplus                                                 3838               0        23
                                                 -----------------------------------------------  ----      ----------
14. Common stock                                                                                  3230         127,044        24
                --------------------------------------------------------------------------------            ----------
15. Surplus (exclude all surplus related to preferred stock)                                      3839         983,610        25
                                                            ------------------------------------            ----------
16. a. Undivided profits and capital reserves                                                     3632         801,410        26.a
                                             ---------------------------------------------------            ----------
    b. Net unrealized holding gains (losses) on available-for-sale securities                     8434           2,564        26.b
                                                                             -------------------            ----------
    c. Accumulated net gains (losses) on cash flow hedges                                         4336               0        26.c
                                                         ---------------------------------------            ----------
17. Cumulative foreign currency translation adjustments                                           3284               0        27
                                                       -----------------------------------------            ----------
18. Total equity capital (sum of items 23 through 27)                                             3210       1,914,628        28
                                                     -------------------------------------------            ----------
19. Total liabilities and equity capital (sum of items 21 and 28)                                 3300      28,526,218        29
                                                                 -------------------------------            ----------
Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best                   RCFD         Number
describes the most comprehensive level of auditing work performed for the bank                    ----      ----------
by independent external auditors as of any date during 1998                                       6724               2        M. 1
                                                           -------------------------------------            ----------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 =  Compilation of the bank's financial statements by external auditors

7 =  Other audit procedure (excluding tax preparation work)

8 =  No external audit work

------------

1) Includes total demand deposits and noninterest-bearing time and savings deposits.
2) Includes limited-life preferred stock and related surplus.